Part I                                                          Exhibit (r)(2)


Revisions May 13, 2005

                                           [JAPANESE TEXT AS TRANSLATED BELOW]
                                                              January 25, 2005

                      [JAPANESE TEXT AS TRANSLATED BELOW]
                       Code of Ethics for Access Persons
                       ---------------------------------

                       Nomura Asset Management Co., Ltd.


[JAPANESE TEXT AS TRANSLATED BELOW]

As an investment adviser to U.S. registered investment companies (the "Funds"), and other clients, including those who have contracted with Nomura Asset Management U.S.A. Inc. ("NAM-USA clients") (the "Funds" and "NAM-USA clients," together with all other clients, are collectively referred to as "clients"), Nomura Asset Management Co., Ltd. ("NAM") has an obligation to implement and maintain a meaningful Code of Ethics governing the personal securities trading activities of its directors and employees.

[JAPANESE TEXT AS TRANSLATED BELOW]

This Code of Ethics (the "Code"), adopted pursuant to Rule 17(j)-1 under the Investment Company Act of 1940, and to Rule 204A-1 under the Investment Advisers Act of 1940, applies to all Access Persons (defined below) of NAM. Note that this is a multi-document Code consisting of this document entitled Code of Ethics for Access Persons, and Chapter 1 of NAM's Compliance Manual. Chapter 1 of the Compliance Manual sets forth standards of conduct that must be adhered to by all of NAM's directors and employees.

[JAPANESE TEXT AS TRANSLATED BELOW]

The Code is designed to prevent directors and employees who have access to information concerning NAM-USA clients' securities holdings and


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Revisions May 13, 2005

transactions from using that information for their personal benefit.

[JAPANESE TEXT AS TRANSLATED BELOW]

In addition, the Code prohibits any Access Person from purchasing or selling a security for his or her personal account if he or she knows or should know that NAM-USA clients are purchasing or selling, or considering purchasing or selling, such security.

[JAPANESE TEXT AS TRANSLATED BELOW]

NAM recognizes that the Code inevitably restricts Access Persons from executing certain personal securities transactions, but this is a necessary consequence of meeting the firm's fiduciary obligations to its clients.


               -------------------------------------------------


-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 1:  Definitions

[JAPANESE TEXT AS TRANSLATED BELOW]

1. "Access Person":

[JAPANESE TEXT AS TRANSLATED BELOW]

Means any director of NAM (excluding nonexecutive directors) and any employee of NAM who, in connection with his or her regular functions or duties, participates in investment decisions or trades for NAM-USA clients, or has access to nonpublic information regarding NAM-USA clients' securities holdings and/or transactions. If and when an employee of a controlling company of NAM obtains information as described in the definition of Access Person, such person will be considered an Access Person under this Code.

[JAPANESE TEXT AS TRANSLATED BELOW]

2. "Investment Personnel":

[JAPANESE TEXT AS TRANSLATED BELOW]


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Revisions May 13, 2005

Means any Access Person who, in connection with his or her regular functions or duties, makes investment decisions or trades securities for NAM-USA clients. This includes research analysts. If and when an employee of a controlling company of NAM who, in connection with his or her regular functions or duties, engages in the same duties as described in the definition of Investment Personnel, such person will be considered Investment Person under the Code.


[JAPANESE TEXT AS TRANSLATED BELOW]

3. "Securities":

[JAPANESE TEXT AS TRANSLATED BELOW]

Includes equities, bonds (includes US Treasuries and US Government agency bonds), bonds with warrants, bonds with options, warrants, options, investment trusts (includes SEC registered funds), commercial papers, etc.


[JAPANESE TEXT AS TRANSLATED BELOW]

4.. "Equity-related Securities":

[JAPANESE TEXT AS TRANSLATED BELOW]

Includes equities, convertible bonds, bonds with warrants, bonds with options, warrants, options etc., but excludes open end investment trusts .


[JAPANESE TEXT AS TRANSLATED BELOW]

5. "Pending Buy or Sell Order for NAM-USA clients":

[JAPANESE TEXT AS TRANSLATED BELOW]

Means securities for which a decision of an order to purchase or sell for a NAM-USA client has been made and instructed by the Portfolio Manager to the Trading Department or securities for which instruction is planned to be made by the Portfolio Manager.


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Revisions May 13, 2005

[JAPANESE TEXT AS TRANSLATED BELOW]

6. "Personal Securities Transactions":

[JAPANESE TEXT AS TRANSLATED BELOW]

Means an Access Person's purchases or sales of securities, including investments in an Initial Public Offering ("IPO") or a private placement. For purposes of this Code, the term "Personal Securities Transactions" includes transactions for accounts of family members that live in the Access Person's household, but excludes purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.


-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------


Section 2:  General Fiduciary Principles

[JAPANESE TEXT AS TRANSLATED BELOW]

The fundamental principles underlying the Code are as follows:

[JAPANESE TEXT AS TRANSLATED BELOW]

1. The duty at all times to place the interests of NAM's clients first;

[JAPANESE TEXT AS TRANSLATED BELOW]

2. The requirement that all Personal Securities Transactions be conducted in a manner consistent with this Code and to avoid any actual or potential conflicts of interest or any abuse of an employee's position of trust and responsibility; and

[JAPANESE TEXT AS TRANSLATED BELOW]

3. Access Persons should not take inappropriate advantage of their position with NAM.


-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 3:  Prohibited Transactions

[JAPANESE TEXT AS TRANSLATED BELOW]


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Revisions May 13, 2005

1.An Access Person may not engage in transactions in margin trading, futures trading or options trading. Trading in stock options is permitted..

[JAPANESE TEXT AS TRANSLATED BELOW]

2. An Access Person may not acquire beneficial ownership in an Equity-related Security through a public offering.


[JAPANESE TEXT AS TRANSLATED BELOW]

3. An Access Person may not purchase and sell, or sell and purchase, the same (or equivalent) Equity-related Security within six months in which he or she has acquired beneficial ownership.

[JAPANESE TEXT AS TRANSLATED BELOW]

4. Investment Personnel may not execute a Personal Securities Transaction within seven (7) calendar days before or after the same Equity-related Security has been traded for a NAM-USA client. However, when a pending buy or sell order for an Equity-related Security is withdrawn for NAM-USA clients,, approval may be granted.


-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 4:  Pre-clearance Requirements

[JAPANESE TEXT AS TRANSLATED BELOW]

1. An Access Person must obtain approval from the NAM's Compliance Department and the Head of his or her Department prior to executing Personal Securities Transactions in any private placement or Equity-related Security.

[JAPANESE TEXT AS TRANSLATED BELOW]

2. Once granted, pre-clearance is effective for five (5) business days including the day approval is given by the Compliance Department. However, for Investment Personnel, pre-clearance is effective only for one (1) business day.

[JAPANESE TEXT AS TRANSLATED BELOW]

3. With respect to NAM's automatic investment plans, the following actions


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Revisions May 13, 2005

require  pre-clearance.

[JAPANESE TEXT AS TRANSLATED BELOW]

o NAM's employee stock ownership plan: opening a new account, changing an investment amount, suspending or resuming investments, and actions related to the firm's temporary bonus purchase plan.

[JAPANESE TEXT AS TRANSLATED BELOW]

o Cumulative stock investment plan: opening a new account, changing an investment amount, changing the security(ies) to be purchased, changing the timing of a transaction, suspending or resuming investments, and selling a security.

[JAPANESE TEXT AS TRANSLATED BELOW]

4. For the purpose of this section, the following transactions are exempt from pre-clearance.

[JAPANESE TEXT AS TRANSLATED BELOW]

    o Purchase transactions effected pursuant to an automatic investment plan (including those transactions effected through NAM's employee stock ownership plan and cumulative stock investment plan) provided that the Access Person is unable to flexibly change investment amount and transaction timing.

    o Transfer of securities from an automatic investment plan to a personal securities account.


[JAPANESE TEXT AS TRANSLATED BELOW]

5. Pre-clearance Procedures .

[JAPANESE TEXT AS TRANSLATED BELOW]

   When an Investment Personnel submits his of her pre-clearance request to execute a Personal Securities Transaction, the Compliance Department shall:

[JAPANESE TEXT AS TRANSLATED BELOW]

   1) Confirm with the Trading Department that the security is not currently being traded for NAM-USA clients.


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Revisions May 13, 2005

[JAPANESE TEXT AS TRANSLATED BELOW]

   2) Confirm with the Portfolio Management Department that it does not intend to trade in the security for NAM-USA clients over the next 7 calendar days.

[JAPANESE TEXT AS TRANSLATED BELOW]

   3) Review NAM-USA client transaction records to ensure the security was not traded for NAM-USA clients over the past 7 calendar days.


-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 5:  Reporting Requirements

[JAPANESE TEXT AS TRANSLATED BELOW]

1. Quarterly transactions report

[JAPANESE TEXT AS TRANSLATED BELOW]

1) Not later than 30 calendar days after the end of each calendar quarter, each Access Person must submit a quarterly transactions report to the Compliance Department with respect to all transactions in securities (excluding transactions for the Money Management Fund and Money Reserve Fund) effected during the quarter.

[JAPANESE TEXT AS TRANSLATED BELOW]

 i. A report must be filed every quarter whether or not there were any reportable transactions.

[JAPANESE TEXT AS TRANSLATED BELOW]

 ii. With respect to transactions, the report must contain the information listed below :

[JAPANESE TEXT AS TRANSLATED BELOW]

(1)The date of the transaction, the title, and as applicable, the ticker symbol, SEDOL number or other identification number, the interest rate and maturity date, and the principal amount of each security involved.

[JAPANESE TEXT AS TRANSLATED BELOW]

(2)The nature of the transaction (i.e., purchase, sale, etc.).

[JAPANESE TEXT AS TRANSLATED BELOW]

(3)The price at which the transaction was effected.

[JAPANESE TEXT AS TRANSLATED BELOW]

(4)The name of the broker, dealer or bank through whom the transaction was


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Revisions May 13, 2005

effected.

[JAPANESE TEXT AS TRANSLATED BELOW]

(5)With respect to any securities account established by the Access Person during the quarter for the benefit of the Access Person, the name of the broker, dealer or bank with whom the account was established and the date the account was established.

[JAPANESE TEXT AS TRANSLATED BELOW]

(6)The date the Access Person submits the report to the Compliance Department.

[JAPANESE TEXT AS TRANSLATED BELOW]

2) With respect to NAM's automatic investment plans, the following actions shall be reported.

[JAPANESE TEXT AS TRANSLATED BELOW]


o NAM's payroll deduction type investment plan: opening a new account, changing the fund(s) to be purchased, changing the investment amount, suspending or resuming investments, and the sale or redemption or funds.

[JAPANESE TEXT AS TRANSLATED BELOW]

o NAM's director stock ownership plan: opening a new account, suspending or resuming investments, and changing the investment amount.

[JAPANESE TEXT AS TRANSLATED BELOW]

o NAM's employee stock ownership plan: opening a new account, changing the investment amount, suspending or resuming investments and actions related to the firm's temporary bonus purchase.

[JAPANESE TEXT AS TRANSLATED BELOW]

o NAM's cumulative stock investment plan: opening a new account, changing the investment amount, changing the security(ies) to be purchased, changing the timing of a transaction, suspending or resuming investments, and selling securities..

[JAPANESE TEXT AS TRANSLATED BELOW]

o NAM's cumulative fund investment plan: opening a new account, changing the fund(s) to be purchased, suspending or resuming investments, and selling funds.

[JAPANESE TEXT AS TRANSLATED BELOW]

o NAM's tax exempt annuity plan: opening a new account and changing the funds to be purchased.

[JAPANESE TEXT AS TRANSLATED BELOW]


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Revisions May 13, 2005

3) The following transactions are not required to be reported:.

[JAPANESE TEXT AS TRANSLATED BELOW]


      o Purchase transactions effected pursuant to an automatic investment plan, such as, payroll deduction type investment plan, NAM's director/employee stock ownership plan, cumulative stock investment plan, cumulative fund investment plan, and tax exempt annuity plan, provided that one is unable to flexibly change the investment amount and transaction timing.

      o Transfer of securities from an automatic investment plan to a personal securities account.


[JAPANESE TEXT AS TRANSLATED BELOW]

4) Excludes purchases or sales of securities effected in any account over which an Access Person has no direct or indirect influence or control.


[JAPANESE TEXT AS TRANSLATED BELOW]

5) Includes transactions for accounts of family members that live in the Access Person's household.


[JAPANESE TEXT AS TRANSLATED BELOW]

2. Annual/Initial holdings reports

[JAPANESE TEXT AS TRANSLATED BELOW]

1) Within 10 calendar days of obtaining Access Person status, all Access Person must disclose to the Compliance Department all personal securities holdings (excluding shares in the Money Management Fund and the Money Reserve
Fund) in which they have beneficial ownership. (Initial holdings report)

[JAPANESE TEXT AS TRANSLATED BELOW]

All Access Persons must submit to the Compliance Department an annual holdings report each year listing all personal securities holdings (excluding shares in the Money Management Fund and the Money Reserve Fund) (Annual holdings report)


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Revisions May 13, 2005

[JAPANESE TEXT AS TRANSLATED BELOW]

These holdings reports must contain the information listed below and must reflect holdings as of a date no more than 45 days before the report is submitted.

[JAPANESE TEXT AS TRANSLATED BELOW]

(1)The title and type of security, ticker symbol, SEDOL number or other identification number.

[JAPANESE TEXT AS TRANSLATED BELOW]

(2)For equity securities, the number of shares held.

[JAPANESE TEXT AS TRANSLATED BELOW]

(3)For fixed income securities, the security's principal amount or face value.

[JAPANESE TEXT AS TRANSLATED BELOW]

(4)The name of each broker, dealer of bank with which the Access Person maintains an account.

[JAPANESE TEXT AS TRANSLATED BELOW]

(5) The date the Access Person submits the report to the Compliance
Department.


[JAPANESE TEXT AS TRANSLATED BELOW]

2) Securities held through automatic investment plans, such as NAM's payroll deduction type investment plan, director/employee stock ownership plan, cumulative stock investment plan, cumulative fund investment plan, tax exempt annuity plan, shall be reported.

[JAPANESE TEXT AS TRANSLATED BELOW]

3) An Access Person is not required to report securities holdings in an account in which he or she has no direct or indirect influence or control.


[JAPANESE TEXT AS TRANSLATED BELOW]

4) Securities holdings to be reported include securities held in accounts of immediate family members that live in the Access Person's household.


-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 6 : Monitoring Personal Securities Transactions.

[JAPANESE TEXT AS TRANSLATED BELOW]


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Revisions May 13, 2005

The Compliance Department has implemented the following procedures to monitor Personal Securities Transactions.

[JAPANESE TEXT AS TRANSLATED BELOW]

1. The Compliance Department shall confirm that the security traded in the Access Person's account was not traded within 7 calendar days after NAM-USA clients traded in the security. The Compliance Department will investigate all instances where an Access Person traded in a security within 7 calendar days after a NAM-USA client trades in the security. Questionable trades may lead to disciplinary action , if necessary.


[JAPANESE TEXT AS TRANSLATED BELOW]

2. The Compliance Department shall check, every quarter, that the securities pre-cleared by an Access Person are properly reported on his or her quarterly transaction report. The Compliance Department shall also conduct a careful examination of each Access Person's Personal Securities Transactions for the following abusive activities:

[JAPANESE TEXT AS TRANSLATED BELOW]

(1)Was there any potential front running activities conducted by Access Persons, particularly Investment Personnel?

[JAPANESE TEXT AS TRANSLATED BELOW]

(2)Were there any transactions that indicate that a portfolio manager placed his or her personal interests above clients' interest? For example, did a portfolio manager take a limited investment opportunity for his or her own personal account rather than having eligible NAM-USA clients participate?

[JAPANESE TEXT AS TRANSLATED BELOW]

(3)Were there any inappropriate short-term trades for investment trusts?

[JAPANESE TEXT AS TRANSLATED BELOW]

3. The Compliance Department shall, on an annual basis, review each Access Person's annual holdings report to ensure consistency with the transactions the Access Person reported during the year on his or her quarterly transaction reports.


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Revisions May 13, 2005

-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 7 : Violation of Code of Ethics

[JAPANESE TEXT AS TRANSLATED BELOW]

All Access  Persons are required to report  apparent  violations of this Code
to  the Head of the Compliance Department.   *1



-----------------------------------
[JAPANESE TEXT AS TRANSLATED BELOW]
-----------------------------------

Section 8:  Reporting to the Boards of Directors of the Funds

[JAPANESE TEXT AS TRANSLATED BELOW]

Any material amendment to this Code shall be subject to the approval by the Boards of Directors of the Funds within six months after adoption of any material change.

[JAPANESE TEXT AS TRANSLATED BELOW]

In addition, on an annual basis, NAM shall provide each such Board with a written report that:

[JAPANESE TEXT AS TRANSLATED BELOW]

(1)Describes issues that arose during the preceding year under the Code, including any material violations of the Code and any disciplinary action taken with respect to such violations; and

[JAPANESE TEXT AS TRANSLATED BELOW]

(2)Certifies that NAM has adopted procedures reasonably designed to prevent Access Persons from violating this Code.












------------------------------------------------------------------------------
*1 The Procedure Manual of the Compliance Department states that, when the Head of the Compliance Department receives the violation report, he/she


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Revisions May 13, 2005

needs to give notice of it to the Chief Compliance Officer (CCO).

*2 The Procedure Manual of the Compliance Department states that, when the "Code of Ethics for Access Persons" is revised, the Compliance Department needs to distribute the new version to all the Access persons and to receive the "Acknowledgement and Undertaking" (Please see the attached sheet) from each director and employee.



To   Nomura Asset Management Co., Ltd.




                        ACKNOWLEDGEMENT AND UNDERTAKING

I, as a director/employee of Nomura Asset Management Co., Ltd. ("NAM"), an investment adviser to U.S. registered investment companies ("Funds") and clients who have contracted with Nomura Asset Management U.S.A. Inc. ("NAM-USA clients"), hereby undertake to observe NAM's Code of Ethics for Access Persons and also not to disclose or leak any information, obtained during the course of business, relating to the Funds and NAM-USA clients, to any third parties whether internal or external.

I fully understand that any failure to comply with the above mentioned Code of Ethics or disclosure or leakage of any information to any third parties, may subject me to legal liability and undertake me to compensate any losses caused to NAM due to my failure to comply with the above.




                                    Date :



                                               _______________________________
                                              (Name:                         )

Part II
                                                                        041202
                                                              December 2, 2004

[JAPANESE TEXT AS TRANSLATED BELOW]

Code of Ethics of - Nomura Asset Management Co., Ltd ("NAM").
-------------------------------------------------------------

[JAPANESE TEXT AS TRANSLATED BELOW]

(1) Purpose

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Nomura Asset Management Co. Ltd.'s reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant Japanese and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. NAM's Code of Ethics is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry standards for investment managers.

[JAPANESE TEXT AS TRANSLATED BELOW]

(2) Fiduciary duty

[JAPANESE TEXT AS TRANSLATED BELOW]

     o NAM and its directors and employees have fiduciary duty to its clients.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Fiduciary duty means that NAM must always act in the best interests of its clients.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o As an investment manager, fiduciary duty to our clients are the underlying fundamental principles:

[JAPANESE TEXT AS TRANSLATED BELOW]
          1) Through the firm's investment management activities, directors and employees must not act to seek profits for oneself.

[JAPANESE TEXT AS TRANSLATED BELOW]

          2) Through the firm's investment management activities, directors and employees must not act to seek profits for a third party (other than the firm's clients).

[JAPANESE TEXT AS TRANSLATED BELOW]

          3) Directors and employees must not put themselves in a position that will create or appear to create conflicts of interest with the firm's clients.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must ensure that they will comply with theseo principles through its investment management activities.

[JAPANESE TEXT AS TRANSLATED BELOW]

(3)  Compliance with Law, Rules & Regulations etc.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must comply with all the applicable laws and regulations including U.S. federal securities law.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must comply with the "Securities Investment Trust Law" and related laws and regulations when conducting investment trust activities, and the "Law for Regulating Securities Investment Advisory Business" and related laws and regulations when conducting investment advisory activities.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o In addition, directors and employees must comply with NAM's internalo rules and policies, and conduct their functions and duties in good faith.

[JAPANESE TEXT AS TRANSLATED BELOW]

(4)  Prohibited Acts

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must comply with following internal rules and policies and must not engage in any prohibited acts.

[JAPANESE TEXT AS TRANSLATED BELOW]

          1. Fund managers for investment trust funds must comply with the "Fund Manager Rule for Investment Trusts."

[JAPANESE TEXT AS TRANSLATED BELOW]

          2. Account managers for investment trust funds must comply with the "Account Manager Rule for Investment Trusts."

[JAPANESE TEXT AS TRANSLATED BELOW]

          3. Portfolio managers for advisory accounts must comply with the "Portfolio Manager Rule for Advisory Accounts."

[JAPANESE TEXT AS TRANSLATED BELOW]

          4. Account managers for advisory account must comply with the "Account Manager Rule for Advisory Accounts."

[JAPANESE TEXT AS TRANSLATED BELOW]

          5. Marketing executives for advisory accounts must comply with the "Marketing Executive Rule for Advisory Accounts."

[JAPANESE TEXT AS TRANSLATED BELOW]

          6.   Traders must comply with the "Trader Rule."

[JAPANESE TEXT AS TRANSLATED BELOW]

(5)  Confidentiality

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees may not disclose to others confidential information about NAM or its clients.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must comply with the "Rule for Confidential Information"

[JAPANESE TEXT AS TRANSLATED BELOW]

(6)  Inside Information

[JAPANESE TEXT AS TRANSLATED BELOW]

     o When obtaining inside information, directors and employees must handle it with the utmost care.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o    Directors and employees must comply with the "Rule for Inside
          Information."

[JAPANESE TEXT AS TRANSLATED BELOW]

(7)  Personal Securities Transactions

[JAPANESE TEXT AS TRANSLATED BELOW]

     o When making securities transactions for one's personal account, directors and employees must avoid any conflicts of interest with its clients.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o    Directors and employees must comply with the "Rule for Personal
          Trading."

[JAPANESE TEXT AS TRANSLATED BELOW]

(8)  Gifts & Entertainment

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must not accept or give gifts or entertainment that might in any way create or appear to create a conflict of interest, interfere with the impartial discharge of our responsibilities to clients, or place NAM in a difficult or embarrassing position.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must comply with the "Rule for Gifts & Entertainment."

[JAPANESE TEXT AS TRANSLATED BELOW]

(9)  Self Supervision

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Investment management is a profession that requires directors and employees to develop his or her capability and expertise.

[JAPANESE TEXT AS TRANSLATED BELOW]

(10) Self Assessment

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees must act with responsibility and with sound judgement. The following excuses are not justified.

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Because my superior told me that it was an appropriate action to take.

          -    Because it has always been done so in the past.

          -    Because everyone does it.

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees, when in doubt to take a particular action or engage in a particular activity, should perform a self-assessment of the situation by reviewing following points.

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Does the action or activity violate the relevant laws, rules and regulations?

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Does the action or activity contradict the social responsibility principles of NAM?

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Does the action or activity have the potential to damage NAM's reputation for integrity and ethics?

[JAPANESE TEXT AS TRANSLATED BELOW]

          -    Is it accountable to anyone in any situation?

[JAPANESE TEXT AS TRANSLATED BELOW]

          -    If you were the client, will you allow such action or activity?

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Does the action or activity have the potential to mislead a client and result in a lawsuit?

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Is this a shameful action or activity for a professional person?

[JAPANESE TEXT AS TRANSLATED BELOW]

          - Will you be going against your conscience if you were to engage in such an action or activity?

[JAPANESE TEXT AS TRANSLATED BELOW]

(11) Violation of Code of Ethics

[JAPANESE TEXT AS TRANSLATED BELOW]

     o Directors and employees are required to report apparent compliance violations to the Head of the firm's Compliance Department. *1

*1 The Procedure Manual of the Compliance Department states that, when the Head of the Compliance Department receives the violation report, he/she needs to give notice of it to the Chief Compliance Officer (CCO).

*2 The Second Chapter of the Compliance Manual (Internal Control Structure) specifically states that, when the "Code of Ethics" is revised, the Compliance Department needs to distribute the new version to all the directors and employees and to receive the "Acknowledgement" (Please see the attached sheet) from all of them.



To   Nomura Asset Management Co., Ltd.




                                ACKNOWLEDGEMENT



I, as a director/employee of Nomura Asset Management Co., Ltd. ("NAM"), have acknowledged the Code in Chapter 1 of NAM's Compliance Manual.












                                    Date :

                     ______________________________________
                     (Name):